                                                                    Exhibit 32.1

                   CERTIFICATION OF PERIODIC FINANCIAL REPORT


         Pursuant to 18 U.S.C. 1350, the undersigned, Charles E. Johnson, the chief executive officer of Transpro, Inc. (the "issuer"), does hereby certify that the report on Form 10-Q accompanying this certification (the "report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.



/s/ Charles E. Johnson
----------------------
Charles E. Johnson
President and Chief Executive Officer
(chief executive officer)
Transpro, Inc.
November 10, 2003




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